Exhibit 23.6




                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of The Hain Food Group, Inc. on Form S-3 of our report dated February 18, 1999 except for Note 7, as to which the date is March 30, 1999 on the consolidated financial statements of Natural Nutrition Group, Inc., appearing in the Current Report on Form 8-K of The Hain Food Group, Inc. dated April 27, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE
    Costa Mesa, California
    April 27, 1999


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